UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2009

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2009, VIVUS, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering and sale of 9,000,000 shares of the Company’s common stock.  Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase, subject to customary closing conditions, 9,000,000 shares of the Company’s common stock at a price per share of $10.50, which will result in $94.5 million in gross proceeds to the Company before deducting underwriting discounts and commissions and other offering expenses. The sale of such shares is expected to close on September 23, 2009. The Company has also granted the Underwriters a 30-day option to purchase up to 1,350,000 additional shares of common stock on the same terms and conditions as set forth above, solely to cover over-allotments.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-161948), including the prospectus dated September 16, 2009 contained therein, as the same has been supplemented.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of September 17, 2009, by and among the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVUS, Inc.

Date: September 17, 2009	By:	/s/ Lee. B. Perry
Lee B. Perry Vice-President and Chief Accounting Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of September 17, 2009, by and among the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)